EXHIBIT 10.1

COMPLETE AND PERMANENT RELEASE AND RETIREMENT AGREEMENT

Russell Shaller (“Mr. Shaller”) and Brady Corporation (the “Company”) hereby enter into this Complete and Permanent Release and Retirement Agreement (the “Agreement”) to resolve all matters relating to Mr. Shaller’s employment with, and retirement from, the Company. Mr. Shaller and the Company hereby agree as follows:
1.Retirement. Effective 12:01 a.m. on June 8, 2026 (the “Effective Date”), Mr. Shaller retires and resigns from his position as President and Chief Executive Officer of the Company, and provides notice to the Company of his resignation from the Board of Directors, as well as all officer and director positions of all Brady subsidiaries. From the Effective Date to August 1, 2026 (the “Separation Date”), Mr. Shaller will remain employed by the Company serving as Special Advisor to the Chief Executive Officer, and will receive his current salary and fringe benefits through the Separation Date. From the Effective Date to the Separation Date, Mr. Shaller will be available to consult regarding transition issues as requested by the Company and his location of employment will be his home address. Mr. Shaller agrees to execute documents to effect all such resignations as requested by the Company. As of the Effective Date, Mr. Shaller shall no longer be entitled to participate in any equity plans or other annual or long-term incentive plans with the Company, except as described in this Agreement. Provided Mr. Shaller remains employed through the Separation Date:
(a)He will remain entitled to receive the annual cash bonus earned for the Company’s 2026 fiscal year, based on the level of achievement of the performance goals in effect for such bonus, subject to an individual performance multiplier of 100%. Such cash bonus, if any, will be paid to Mr. Shaller in October, 2026 at the same time payment is made to executive officers of the Company.
(b)He will be entitled to retain all of his outstanding performance restricted stock unit awards (“PSUs”) and will vest in such awards to the extent the performance goals in effect for such awards are achieved, with vesting to be provided on a full (not pro-rated) basis. Such awards will be settled in accordance with their terms.

2.Retirement Plan; Equity Agreements; Welfare Plans. Following the Separation Date, all of Mr. Shaller’s balances, including Company stock, within any Company retirement plan will be paid in accordance with the provisions of each plan and Mr. Shaller’s elections under such plans. In addition, Mr. Shaller shall retain all of his preexisting rights regarding any awards of stock options, restricted stock units and PSUs (as modified by Paragraph 1(b) above) outstanding as of the Effective Date in accordance with the equity plans and grant agreements governing such equity, including eligibility for “Retirement” treatment under such awards, if applicable. Following the Separation Date, Mr. Shaller will be provided with a summary of outstanding grants and post-termination treatment under those equity agreements. The Separation Date shall be deemed to be the “Qualifying Event” for insurance continuation and benefit plan purposes under state and federal law. Mr. Shaller’s rights, as of his Separation Date, to his accrued but unpaid salary, vested retirement benefits, equity awards, cash bonus for the Company’s 2026 fiscal year (if any), and benefits under any Company-provided welfare plans, are collectively referred to herein as “Vested Benefits.”

3.Adequate Consideration. Mr. Shaller acknowledges that the Company is under no pre-existing obligation to continue his employment and pay his current base salary through the Separation Date, to provide for the payment of fiscal year 2026 annual cash bonus if earned, to permit the full vesting of his PSUs, or to provide a release of claims that the Company may have against Mr. Shaller, and that the foregoing is adequate consideration for Mr. Shaller’s commitments in this Agreement. The parties agree that the foregoing, along with the Vested Benefits, constitute all of the payments and benefits to be provided to Mr. Shaller under this Agreement, and that they are in full settlement of all payments and benefits that are or are may be owed by the Company to Mr. Shaller, including but not limited to, claims for wages, vacation pay, sick pay, bonuses, commissions, relocation costs, severance payments, stock options, or any other compensation.

4.Mutual Release of All Claims. In consideration of the commitments made by the Company hereunder, and to the fullest extent allowed by law, Mr. Shaller, for himself, his spouse, heirs, successors and assigns, hereby releases and forever discharges the Company, its owners, parents, successors, subsidiaries, affiliates, directors, officers, employees and all other representatives, and the Company’s benefit plans and fiduciaries (collectively, the “Released Parties”), from any and all charges, claims, suits and expenses (including attorneys’ fees and costs), whether known or unknown, arising up to and including the date of Mr. Shaller’s execution of this Agreement, including, but not limited to, claims under the Fair Labor Standards Act and the Wisconsin Wage Payment and Collection Law; federal, state and local fair employment law(s); the Wisconsin Fair Employment Act; Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of the Civil Rights Act of 1866; the Civil Rights Act of 1991; the Equal Pay Act; the Age Discrimination in Employment Act, as amended; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; state or federal family and/or medical leave acts including, but not limited to, the Family and Medical Leave Act and the Wisconsin Family and Medical Leave Act; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Employee Retirement Income Security Act of 1974, as amended (provided, however, that this release does not waive any claim for vested benefits due under any Company retirement or welfare plan); the Occupational Safety and Health Act; the Fair Credit Reporting Act; the Genetic Information Nondiscrimination Act; the Occupational Safety and Health Act; federal, state, and local whistleblower laws (to the extent permitted by law); any laws that provide for the payment of attorneys’ fees, costs, expenses or punitive, exemplary or statutory damages; the common law of Wisconsin; and any other federal, state or local laws, ordinances, or regulations of any kind, whether statutory or decisional. This release also includes, but is not limited to, a release of any claims for wrongful termination, tort, breach of contract, defamation, misrepresentation, violation of public policy, infliction of emotional distress, or invasion of privacy claims. This release also includes a release of any claims arising out of any Company policy, practice, program, contract, or agreement, but does not include a release of any claims for State Unemployment Compensation or Workers Compensation.
This release includes any and all matters in connection with or relating to Mr. Shaller’s employment with the Company and his retirement from the Company, provided, however, that nothing herein shall release, diminish, or otherwise affect Mr. Shaller’s Vested Benefits. Notwithstanding the foregoing, this release excludes any claims: (a) arising after the execution of this Agreement; (b) to enforce the terms of this Agreement; or (c) for rights to indemnification Mr. Shaller may have under the Company’s Bylaws, Articles of Incorporation or applicable laws.
Mr. Shaller further agrees not to file, pursue or participate in any lawsuits against any of the Released Parties regarding any matter relating to Mr. Shaller’s employment with the Company or the termination of that employment (other than pursuing a claim for any Unemployment Compensation benefits to which Mr. Shaller may be entitled).
The Company, on behalf of its owners, parents, successors, subsidiaries, affiliates, directors, officers, employees and all other representatives, hereby releases and forever discharges Mr. Shaller from any and all charges, claims, suits and expenses (including attorneys’ fees and costs) within the actual knowledge of the Board of Directors as of the date hereof which it ever had or may presently have against Mr. Shaller from the beginning of time up to and including the date of Mr. Shaller’s execution of this Agreement. Notwithstanding the foregoing, this release excludes any claims: (a) arising after the execution of this Agreement; (b) to enforce the terms of this Agreement; or (c) to enforce the Company’s rights under its Incentive Recovery Policy or any other Company clawback or recoupment policy in effect as of the date hereof.
5.Non-Admission. Mr. Shaller and the Company agree that this Agreement shall not constitute an admission by the Company that it has acted wrongfully with respect to Mr. Shaller or that it has discriminated against him or against any other individual.
6.Confidential Agreement. Mr. Shaller hereby agrees to keep the terms of this Agreement confidential, and he agrees that he shall neither directly nor indirectly disclose the terms of this Agreement to any other person or entity except to his attorneys, tax preparers or financial advisors, and immediate family members, but only on the condition that they agree to abide by this confidentiality clause, unless compelled by law or until it has been publicly disclosed by the Company.

7.Return of Company Property. By the Separation Date, Mr. Shaller shall return to the Company all Company property in his possession or control, including but not limited to computers, laptops, mobile phones, tablets, keys, access cards, credit cards, documents, files, records, manuals, and any other materials or property belonging to the Company. Mr. Shaller further agrees to return all documents and materials containing or reflecting any Confidential Information (as such term is defined in his Employment Offer Letter, dated March 15, 2022 (the “Offer Letter”)), whether in hard copy or electronic form. Mr. Shaller represents and warrants that he will not retain any copies of any Company documents or Confidential Information after the Separation Date, except that Mr. Shaller may retain documents relating to his personal compensation and benefits, this Agreement, and personal contact information. If—after making a good faith attempt to comply with all the obligations in this paragraph—Mr. Shaller discovers that he has retained documents and/or materials after the Separation Date, Mr. Shaller will promptly delete such documents and/or materials.
8.Existing Obligations; Restrictive Covenants. This Agreement does not amend any of Mr. Shaller’s existing obligations contained in, which shall continue in full force and effect after the Separation Date in accordance with its terms. Without limiting the foregoing, Mr. Shaller acknowledges and reaffirms his obligations under any non-competition, non-solicitation, confidentiality, and non-disparagement provisions contained in the Offer Letter. Mr. Shaller acknowledges that the restrictions contained in the Offer Letter are reasonable and necessary to protect the Company’s legitimate business interests, and that the consideration provided to Mr. Shaller under this Agreement constitutes additional consideration supporting the continued enforceability of such restrictions under Wisconsin law. Notwithstanding anything herein or in the Offer Letter to the contrary, no provision in this Agreement or in the Offer Letter will be interpreted so as to impede Mr. Shaller from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the United States Department of Justice, the United States Securities and Exchange Commission, the United States Congress, and any Inspector General of any United States federal agency, or making other disclosures under the whistleblower provisions of United States federal law or regulation. Mr. Shaller does not need the prior authorization of the Company to make any such reports or disclosures, and Mr. Shaller will not have to notify the Company that such reports or disclosures have been made.
9.Cooperation. Mr. Shaller agrees to cooperate fully with the Company and its counsel in connection with any pending or future litigation, arbitration, governmental investigation, regulatory matter, or other legal proceeding involving matters within Mr. Shaller’s knowledge or that relate to his former responsibilities at the Company. Such cooperation shall include, without limitation, being available for interviews, depositions, and testimony, and assisting in the preparation of documents and responses to discovery requests. The Company shall reimburse Mr. Shaller for all reasonable out-of-pocket expenses incurred in connection with such cooperation, including travel expenses, and shall compensate Mr. Shaller at a rate of $800 per hour for time expended over eight (8) hours in any calendar year. Mr. Shaller agrees to notify the Company promptly upon receipt of any subpoena or other legal process relating to the Company, unless prohibited by law.
10.Assignment. If Mr. Shaller should die while any amounts are still payable to him under this Agreement, all such amounts, unless otherwise provided, shall be paid under the terms of this Agreement to Mr. Shaller’s devisee, legatee, or other designee, or if there be no such designee, to his estate.
11.Clawback. Mr. Shaller acknowledges and agrees that certain compensation paid or payable under this Agreement, including the annual cash bonus that may be paid for the Company’s 2026 fiscal year and any equity awards, may be subject to recovery, recoupment, or clawback under (i) the Company’s Incentive Recovery Policy adopted in compliance with Section 10D of the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange, as may be amended from time to time, (ii) any other clawback or recoupment policy adopted by the Company’s Board of Directors, or (iii) applicable law. Mr. Shaller agrees to comply with any such policy and to return any compensation subject to clawback as required by such policy or applicable law.
12.Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to comply therewith. If Mr. Shaller or the Company believes, at any time, that any payment under this Agreement is subject to taxation under Section 409A of the Code, then (i) it shall advise the other and (ii) to the extent such correction is possible to avoid taxation under Section 409A without any material diminution in the value of the payments or benefits to Mr. Shaller, the Company and Mr. Shaller shall reasonably cooperate in good faith to take such steps as necessary, including amending (and, as required, consenting to the amendment of) the terms of any plan or program under which such payments are to be made, in the least restrictive manner necessary to comply with Section 409A and the Section 409A Regulations to avoid taxation under Section 409A.
Notwithstanding anything herein to the contrary, if at Mr. Shaller’s separation from service, (a) he is a specified employee as defined in Section 409A and (b) the payments or benefits hereunder constitute deferred compensation under Section 409A, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of six months following the separation from service.
13.Entire Agreement; Severability. This Agreement (together with the Exhibit attached hereto and the Offer Letter incorporated by reference) sets forth the entire agreement between the parties with respect to the subject matter hereof and fully supersedes any and all prior agreements or understandings between Mr. Shaller and the Company pertaining to Mr. Shaller’s separation from the Company. If any portion of this Agreement is found to be unenforceable, all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable.
14.Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to its conflict of law principles. EACH PARTY HEREBY (A) SUBMITS TO THE JURISDICTION OF THE STATE COURTS LOCATED IN THE COUNTY OF MILWAUKEE, WISCONSIN, U.S.A., OR THE U.S. FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF WISCONSIN WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT; (B) AGREES THAT ANY CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD OR DETERMINED ONLY IN SUCH COURT; (C) AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT UNLESS OR UNTIL SUCH COURT HAS FINALLY REFUSED TO EXERCISE JURISDICTION; AND (D) WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT.
15.Employee Rights. MR. SHALLER ACKNOWLEDGES THAT HE IS HEREBY ADVISED TO SEEK LEGAL COUNSEL BEFORE SIGNING THIS AGREEMENT, THAT HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT, THAT UPON HIS ACCEPTANCE HE HAS SEVEN (7) DAYS TO REVOKE HIS ACCEPTANCE, AND THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THAT SEVEN (7) DAY PERIOD HAS EXPIRED. TO REVOKE ACCEPTANCE, MR. SHALLER MUST PROVIDE WRITTEN NOTICE OF REVOCATION TO THE COMPANY’S GENERAL COUNSEL. MR. SHALLER AGREES THAT HE HAS READ, UNDERSTANDS AND VOLUNTARILY ACCEPTS THE TERMS OF THIS AGREEMENT.
16.Compliance with Securities Laws. Mr. Shaller acknowledges that he may possess material nonpublic information about the Company and agrees to comply with all applicable securities laws, including but not limited to Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, in connection with any transactions in the Company’s securities. Mr. Shaller agrees not to engage in any transactions in the Company’s securities while in possession of material nonpublic information. Mr. Shaller further agrees to comply with the Company’s insider trading policy and any applicable blackout periods until such time as any material nonpublic information in his possession has been publicly disclosed or is no longer material.

[signature page follows]

June 6, 2026	/s/ RUSSELL R. SHALLER
Date	Russell R. Shaller

BRADY CORPORATION

June 7, 2026	/s/ BRADLEY C. RICHARDSON
Date	Bradley C. Richardson
Chair of the Board of Brady Corporation